Exhibit 3


ARTICLES OF AMENDMENT
TO THE RESTATED ARTICLES OF INCORPORATION
THE MONTANA POWER COMPANY

	Pursuant to the provisions of Section 35-1-230, MCA, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.

	FIRST:	The name of the corporation is THE MONTANA POWER COMPANY.

	SECOND:	The following amendment to its Articles of Incorporation was adopted by the shareholders of the corporation on May 11, 1999, in the manner prescribed by the Montana Business Corporation Act.

	The first paragraph of Article VII of the Restated Articles of Incorporation of the corporation is amended to read as follows:

		"The aggregate number of shares which the corporation has authority to issue is 245,000,000 shares without nominal or par value, consisting of 5,000,000 Preferred shares and 240,000,000 Common shares."

	THIRD:	The number of Common shares of the corporation outstanding at the time of such adoption was 55,082,630 Common shares having no par value; and the number of such shares entitled to vote thereon was 55,076,719. The number of Preferred shares of the corporation outstanding at the time of such adoption was 580,389 Preferred shares having no par value; and the number of such shares entitled to vote thereon was 580,389.

	FOURTH:	The vote to increase the number of authorized Common shares was as follows:

	    For   	 Against 	 Abstain

	Common			43,331,103		4,813,827		   703,206
	Preferred		   353,859		   52,210		     7,204
	Total			43,684,962		4,866,037		   709,410

DATE: May 20, 1999

							THE MONTANA POWER COMPANY

							/s/ P. K. Merrell
							Vice President


(SEAL)						/s/ R. M. Ralph
							Assistant Secretary


State of Montana)
				)ss
County of Silver Bow)

	On this 20th day of May in the year 1999 before me, the undersigned
Notary Public personally appeared P.K. Merrell known to me to be the person whose name is subscribed to within the Articles of Incorporation, and acknowledged to me that she executed the same.
(SEAL)
						/s/ Lauri A. Yelenich
						Notary Public for the State of Montana
Residing at Butte, Montana My Commission
Expires 09/01/2000